                          AMENDED AND RESTATED BY LAWS
                                      OF
                            ANDERSON INDUSTRIES, INC.

                             A Delaware Corporation



                                   ARTICLE I
                                    Offices

      Section 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

      Section 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                             Shareholders' Meetings

      Section 1. ANNUAL MEETING. The annual meeting of shareholders shall be within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation and at the time and place as the Board of Directors shall fix, for the purpose of electing directors and transacting such other business as may properly come before the meeting. Any annual meeting not held on the designated day may be held on any day thereafter to which it may be adjourned.

      Section 2. SPECIAL SHAREHOLDERS' MEETINGS. Special meetings of shareholders may be called by the President or the Board of Directors. The President shall call a special shareholders' meeting whenever shareholders owning a majority of the issued and outstanding shares of the Corporation's capital stock entitled to vote at the special meeting shall so request in writing.

      Section 3. PLACE OF MEETING. The Board of Directors may designate any place either within or without Delaware as the meeting place for any shareholders' meeting called by the Board of Directors. If no designation is made or if some person other than the Board calls a special meeting, the meeting shall be held at the Corporation's chief executive offices.

      Section 4. NOTICE OF MEETINGS; WAIVER. Written notice of the time, place and purposes of a shareholders' meeting shall be given not less than ten
(10) nor more than sixty (60) days before the meeting date, either personally or by mail, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at his or her address as it appears on the Corporation's stock transfer books. Waiver of notice of a meeting of the shareholders may be made in writing either before or after the holding thereof. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not legally called or convened.

      Section 5. QUORUM. At all shareholders' meetings, except where otherwise provided by law, the holders of a majority of the outstanding shares entitled to vote, being present in person or by proxy, shall constitute a quorum for all purposes. The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 6. VOTING. Each outstanding share of capital stock is entitled to one vote on each matter submitted to a vote, except as otherwise provided in the Certificate of Incorporation or under law. A vote may be cast either orally or in writing, at the discretion of the chairperson of the meeting.

      Section 7. ADJOURNMENTS. Any annual or special shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by a majority vote of the shares present in person or by proxy. Unless the Board of Directors fixes a new record date for the adjourned meeting or the adjournment is for less than thirty days, it is not necessary to give notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and only such business is transacted at the adjourned meeting as might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 8. ACTION OF SHAREHOLDERS WITHOUT A MEETING. Except as otherwise provided by law, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting shall be given to those stockholders who have not consented in writing. The consent has the same effect as a shareholders' vote for all purposes.

                                  ARTICLE III
                                   Directors

      Section 1. NUMBER AND TERM OF OFFICE. The number of directors of the Corporation shall be not less than two (2) and not more than seven (7), the number to be determined initially by the incorporator and thereafter by the Board of Directors or the shareholders. All directors shall be elected at the annual meeting of shareholders and hold office until their respective successors are elected and qualified, or until their resignation or removal.

      Section 2. REMOVAL; RESIGNATION. A director of the Corporation may be removed from office for any reason at a special meeting of the shareholders called for that purpose by the vote of the holders of a majority of the capital stock then outstanding and entitled to vote at an election of directors. A director may resign at any time by giving written notice to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

      Section 3. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors shall be held on the date of the Corporation's annual shareholders meeting. Regular meetings of the Board of Directors may be held without notice at such time and place as may be fixed by resolution of the Board.

      Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held whenever called by the President or by a majority of the Board of Directors. Notice thereof shall be given personally or by telephone, mail, facsimile, or similar means of communication to the last known address of each director at least one (1) day before such meeting. Neither the business to be transacted at, nor the purpose of, a special meeting need be specified in the notice of the meeting.

      Section 5. QUORUM AND VOTING. A majority of the Directors then in office shall constitute a quorum for transacting business, unless otherwise provided by law or the Certificate of Incorporation. A majority of Directors present at any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time, without notice. The majority vote of members present at a meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is required by law, the Certificate of Incorporation, or the Bylaws.

      Section 6. COMPENSATION. A director as such shall not receive any stated salary for his or her services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 7. ACTION OF DIRECTORS WITHOUT A MEETING. Except as otherwise provided by law, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors.


                                   ARTICLE IV
                                    Officers

      Section 1. NUMBER. The officers of the Corporation shall be a President, a Secretary, and a Treasurer. The Board of Directors may also elect a Chairperson of the Board, one or more Vice Presidents (one or more of whom may be designated as Senior Vice President or Executive Vice President), a Controller and one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. The Board of Directors shall have power to create such other offices as it may from time to time deem expedient.

     Section 2. ELECTION AND TERM OF OFFICE. The officers shall be elected annually by the Board of Directors at its annual meeting. If the officers are not elected at this meeting, they shall be elected as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

     Section 3. REMOVAL; RESIGNATION; VACANCIES. Any officer elected or appointed by the Board may be removed by the Board of Directors at any time with or without cause. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Unless otherwise specified, such resignation shall take effect upon receipt thereof. Vacancies among officers of the Corporation during the year may be filled by the Board of Directors for the unexpired portion of the term.

      Section 4. PRESIDENT. The President shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the President shall have general supervision of the Corporation's business, departments, officers, and employees, and shall prescribe duties of other officers and employees insofar as they are not specified by the Bylaws or by the Board of Directors. The President shall act as chairperson and preside at all meetings of the shareholders and Board of Directors, unless another chairperson is elected by the Board of Directors for such meeting(s).

      Section 5. VICE PRESIDENTS. Any Vice Presidents shall perform such duties and be vested with such powers as the Board of Directors or the President may prescribe.

      Section 6. SECRETARY. The Secretary shall keep a record in proper books maintained for that purpose of all proceedings of the Board of Directors and the shareholders. The Secretary shall keep all other records and shall perform all other duties as the Board of Directors or the

President shall designate. The Secretary shall give all notices required by law, the Certificate of Incorporation, the Bylaws, or the resolutions of the Board of Directors. The Secretary shall in general perform all the duties appurtenant to the office of Secretary, subject to the control of the Board of Directors and the President.

      Section 7. TREASURER. The Treasurer shall be responsible for all funds and securities of the Corporation and shall render such accounts and present such statements to the Board of Directors and the President as may be required of the Treasurer. The Treasurer shall deposit all the Corporation's funds with such depositories as the Board of Directors may designate. The Treasurer shall in general perform all duties incident to the position of Treasurer, subject to the control of the Board of Directors and the President. The Treasurer shall pay out money as the business may require upon the order of the properly constituted officer or officers of the Corporation, taking proper vouchers therefor; provided, however, that the Board of Directors shall have the power by resolution to delegate any of the duties of the Treasurer to other officers, and to provide by what officers or employees, if any, various bills, notes, checks, vouchers, orders or other instruments shall be countersigned.

      Section 8. OTHER OFFICERS. Other officers appointed by the Board of Directors shall exercise those powers and perform those duties as may be delegated to them by the Board of Directors or the President.

      Section 9. ADDITIONAL DUTIES AND AUTHORITIES. The officers shall have authority to execute on the Corporation's behalf any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation arising in its regular course of business other than where the Corporation's Board of Directors designate one or more specific officers or agents to act on the Corporation's behalf. All documents, instruments and writings of any nature not arising in its regular course of business shall be executed and delivered by the Corporation's officer or officers and in such manner as the Board of Directors may, from time to time, determine.


                                   ARTICLE V
                                   Committees

      The Board of Directors may establish such committees as it may deem necessary or desirable to conduct the Corporation's business. Any committee created shall have the members, duties, powers, and authority as the Board of Directors shall specify.


                                   ARTICLE VI
                                  Capital Stock

      Section 1. CERTIFICATES. The interest of the Corporation's shareholders shall be evidenced by stock certificates, certifying the number of shares represented thereby and in such form not inconsistent with law and the Certificate of Incorporation as the Board of Directors may from time to time prescribe. The Board of Directors may authorize that some or all of the Corporation's shares shall be issued without certificates in the manner prescribed by law.

      The stock certificates shall be signed by the President, or a Vice President, and by the Secretary or the Treasurer. The Corporation's seal may be affixed to the certificates, and may be either printed or manually affixed. The officers' signatures may be facsimiles. If any officer who has signed or whose facsimile signature has been placed upon any certificate ceases to hold that office before the certificate is issued, the Corporation may issue the certificate with the same effect as if he or she held that office at its issuance.

      All certificates of stock surrendered to the Corporation for transfer shall be canceled and, except in the case of lost or destroyed certificates as provided below, no new certificate shall be issued until the former certificate or certificates for the shares represented thereby shall have been surrendered and canceled.

      Section 2. LOST CERTIFICATES. When a stock or other certificate previously issued is alleged to have been lost or destroyed, a replacement certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors or the President may prescribe.

      Section 3. TRANSFER OF SHARES. Transfer of the Corporation's stock shall be made only on the stock transfer books, and the Corporation may decline to recognize the holder of any certificate as a shareholder until the shares represented by such certificate are transferred into his or her name on the Corporation's stock transfer books. The Corporation shall be entitled to treat the record holder of any shares as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in those shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

      Section 4. FIXING RECORD DATES. For the purpose of determining shareholders entitled to notice of and to vote at a shareholders' meeting or any adjournment thereof, or for any other purpose, the Board of Directors may fix in advance a date as the record date. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action.


                                 ARTICLE VII
                                Miscellaneous

      Section 1. SEAL. The Corporation's seal shall consist of the Corporation's name and state of incorporation around the periphery of a circle, with the words "Seal" or "Corporate Seal" within the circle.

     Section 2. FISCAL YEAR. The Corporation's fiscal year shall be fixed by resolution of the Board of Directors.

     Section 3. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS. (a) The Corporation shall indemnify and hold harmless against all expense, liability and loss (including attorneys' fees actually and reasonably incurred in connection with a proceeding as defined below) any person who was or is a party, or is threatened to be made a party, to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving another organization or entity (whether for profit or not) at the Corporation's request as a director, officer, employee, fiduciary or agent of such organization or entity. Such indemnification shall be to the fullest extent, and shall be determined in such manner, as now or hereafter permitted by law. The indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of the person; provided, however, that, except as provided in
Section 3(c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The Corporation may, by action of its Board of Directors, indemnify its employees and agents to the same extent as the indemnification of directors and officers.

     (b) Notwithstanding the foregoing, the indemnification and advancement of expenses provided by or granted under the Delaware Corporation Law shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, Bylaws, insurance, or a contractual agreement.

     (c) Any indemnification of a director or officer of the Corporation under Section 3(a) of this Article VI or advance of expenses under Section 3(d) of this Article VI shall be made promptly, and in any event within 30 days, upon written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VI, Section 3 is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this
Article VI, Section 3 shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (d) Expenses incurred by any person described in Section 3(a) of this Article VI in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                                  ARTICLE VII
                                  Amendments

     These Bylaws may be amended, altered or repealed and new Bylaws may be adopted at any meeting of the shareholders by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, or by the Board of Directors.

                                  ARTICLE VIII
                                Scope of Bylaws

     These Bylaws govern the regulation and management of the Corporation's affairs to the extent they are consistent with applicable law and the Certificate of Incorporation. To the extent of any inconsistency, applicable law and the Certificate of Incorporation shall govern the Corporation's affairs.

Dated:  May 20, 1999